Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William P. Hornby, CPA
whornby@centurybank.com

Phone:	781-393-4630

Fax:	781-393-4071

CENTURY BANCORP, INC. ANNOUNCES RECORD CORE EARNINGS FOR 2017, UP 25%, NET

INCOME DOWN 9.1% AS A RESULT OF A DEFERRED TAX REMEASUREMENT CHARGE OF

$8.4MM; ASSET GROWTH TO RECORD $4.8 BB; REGULAR DIVIDEND DECLARED

Medford, MA, January 16, 2018—Century Bancorp, Inc. (NASDAQ:CNBKA) (www.centurybank.com) (“the Company”) today announced net income of $22.3 million for the year ended December 31, 2017, or $4.01 per Class A share diluted, a decrease of 9.1% compared to net income of $24.5 million, or $4.41 per Class A share diluted, for the same period a year ago. The Company’s core earnings(1) increased by $6.2 million or 25.3% from $24.5 in 2016 to a record $30.7 million in 2017.

On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was enacted, which lowered the Company’s federal tax rate from 34% to 21%. As a result of the rate reduction, the Company recorded a reduction in the value of its net deferred tax asset resulting in a charge of $8.4 million to income tax expense.

Total assets increased 7.2% from $4.46 billion at December 31, 2016 to $4.79 billion at December 31, 2017. For the quarter ended December 31, 2017, net income totaled $25,000 or $0.00 per Class A share diluted, a decrease of 99.6% compared to net income of $6,500,000, or $1.17 per Class A share diluted, for the same period a year ago.

Net interest income totaled $85.6 million for the year ended December 31, 2017 compared to $74.1 million for the same period in 2016. The 15.6% increase in net interest income for the period is primarily due to an increase in average earning assets and an increase in the net interest margin. The net interest margin increased from 2.12% on a fully taxable equivalent basis in 2016 to 2.25% for the same period in 2017. This was primarily the result of an increase in rates on earning assets and prepayment penalties collected. The average balances of earning assets increased by 8.1% combined with a similar increase in average deposits. Also, interest expense increased 23.0% primarily as a result of an increase in rates and an increase in deposit balances.

The provision for loan losses increased by $415,000 from $1.4 million for the year ended December 31, 2016 to $1.8 million for the same period in 2017, primarily as a result of an increase in loan growth offset, somewhat, by changes in historical loss factors.

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The Company’s effective tax rate increased from (1.5%) for 2016 to 32.9% for the same period in 2017. This was primarily as a result of a reduction in the value of its net deferred tax asset resulting in a charge of $8.4 million to income tax expense as a result of the Tax Act as previously discussed. An increase in taxable income also contributed to the increase in the effective tax rate for 2017.

At December 31, 2017, total equity was $260.3 million compared to $240.0 million at December 31, 2016. The Company’s equity increased primarily as a result of earnings and a decrease in other comprehensive loss, net of taxes, offset somewhat by dividends paid. Other comprehensive loss, net of taxes, decreased primarily as a result of a decrease in unrealized losses on securities transferred from available-for-sale to held-to-maturity and a decrease in unrealized losses on securities available-for-sale. The reduction in the value of the Company’s deferred tax asset of $8.4 million impacted the Company’s total equity as a reduction to retained earnings.

The Company’s leverage ratio stood at 6.70% at December 31, 2017, compared to 6.28% at December 31, 2016. The increase in the leverage ratio was due to an increase in stockholders’ equity, offset somewhat by an increase in quarterly average assets. Book value as of December 31, 2017 was $46.75 per share compared to $43.11 at December 31, 2016.

The Company’s allowance for loan losses was $26.3 million or 1.21% of loans outstanding at December 31, 2017, compared to $24.4 million or 1.27% of loans outstanding at December 31, 2016. The change in the ratio of the allowance for loan losses to loans outstanding, when compared to December 31, 2016, was primarily due to changes in portfolio composition, lower historical loss rates, and qualitative factor adjustments. Non-performing assets totaled $1.7 million at December 31, 2017, compared to $1.1 million at December 31, 2016.

The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable February 15, 2018 to stockholders of record on February 1, 2018.

The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-seven full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.

Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Condition (unaudited)

(in thousands)

	December 31, 2017	December 31, 2016
Assets
Cash and Due From Banks	$77,199	$62,400
Federal Funds Sold and Interest-bearing Deposits In Other Banks	279,231	173,751
Short-term Investments	—	3,183
Securities Available-for-Sale (AFS)	397,475	499,297
Securities Held-to-Maturity	1,701,233	1,653,986
Federal Home Loan Bank of Boston stock, at cost	21,779	21,042
Loans:
Commercial & Industrial	763,807	612,503
Municipal	106,599	135,418
Construction & Land Development	18,931	14,928
Commercial Real Estate	732,491	696,173
Residential Real Estate	287,731	241,357
Consumer and Other	19,040	11,697
Home Equity	247,345	211,857

Total Loans	2,175,944	1,923,933
Less: Allowance for Loan Losses	26,255	24,406

Net Loans	2,149,689	1,899,527
Bank Premises and Equipment, net	23,527	23,417
Accrued Interest Receivable	11,179	9,645
Goodwill	2,714	2,714
Other Assets	121,546	113,646

Total Assets	$4,785,572	$4,462,608

Liabilities
Demand Deposits	$736,020	$689,286
Interest Bearing Deposits:
Savings and NOW Deposits	1,367,358	1,304,394
Money Market Accounts	1,188,228	1,181,179
Time Deposits	625,361	478,359

Total Interest Bearing Deposits	3,180,947	2,963,932

Total Deposits	3,916,967	3,653,218
Borrowed Funds:
Securities Sold Under Agreements to Repurchase	158,990	182,280
Other Borrowed Funds	347,778	293,000

Total Borrowed Funds	506,768	475,280
Other Liabilities	65,457	57,986
Subordinated Debentures	36,083	36,083

Total Liabilities	4,525,275	4,222,567
Total Stockholders' Equity	260,297	240,041

Total Liabilities & Stockholders' Equity	$4,785,572	$4,462,608

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Income (unaudited)

For the quarter and year ended December 31, 2017 and 2016

(in thousands)

	Quarter ended December 31,		Year ended December 31,
	2017	2016	2017	2016
Interest Income:
Loans	$17,345	$14,384	$66,013	$57,764
Securities Held-to-Maturity	9,542	8,501	38,348	32,679
Securities Available-for-Sale	1,835	1,474	6,978	5,020
Federal Funds Sold and Interest-bearing Deposits In Other Banks	748	330	2,097	1,236

Total Interest Income	29,470	24,689	113,436	96,699
Interest Expense:
Savings and NOW Deposits	1,842	1,161	6,296	4,020
Money Market Accounts	1,723	1,057	5,626	3,542
Time Deposits	2,271	1,490	7,919	5,706
Securities Sold Under Agreements to Repurchase	144	109	496	472
Other Borrowed Funds and Subordinated Debentures	1,788	2,110	7,483	8,877

Total Interest Expense	7,768	5,927	27,820	22,617

Net Interest Income	21,702	18,762	85,616	74,082
Provision For Loan Losses	450	200	1,790	1,375

Net Interest Income After
Provision for Loan Losses	21,252	18,562	83,826	72,707
Other Operating Income
Service Charges on Deposit Accounts	2,407	2,025	8,586	7,907
Lockbox Fees	923	733	3,290	3,164
Net Gain on Sales of Loans	—	—	370	1,331
Other Income	1,080	942	4,306	3,820

Total Other Operating Income	4,410	3,700	16,552	16,222
Operating Expenses
Salaries and Employee Benefits	9,769	9,688	41,913	40,048
Occupancy	1,477	1,508	6,140	6,147
Equipment	647	758	2,892	2,845
FDIC Assessment	363	399	1,581	1,902
Other	3,736	3,803	14,593	13,815

Total Operating Expenses	15,992	16,156	67,119	64,757

Income Before Income Taxes	9,670	6,106	33,259	24,172
Income Tax (Benefit) Expense	9,645	(394)	10,958	(362)

Net Income	$25	$6,500	$22,301	$24,534

Century Bancorp, Inc. and Subsidiaries

Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)

(in thousands)

	December 31, 2017	December 31, 2016
Assets
Cash and Due From Banks	$72,455	$71,023
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	189,193	235,339
Securities Available-For-Sale (AFS)	461,635	498,654
Securities Held-to-Maturity (HTM)	1,725,281	1,533,032
Total Loans	2,059,797	1,838,136
Less: Allowance for Loan Losses	25,329	23,872

Net Loans	2,034,468	1,814,264
Unrealized (Loss)Gain on Securities AFS and HTM Transfers	(6,394)	(9,504)
Bank Premises and Equipment	23,504	23,656
Accrued Interest Receivable	10,300	8,390
Goodwill	2,714	2,714
Other Assets	119,048	113,924

Total Assets	$4,632,204	$4,291,492

Liabilities
Demand Deposits	$687,853	$609,159
Interest Bearing Deposits:
Savings and NOW Deposits	1,457,872	1,322,714
Money Market Accounts	1,105,072	1,041,404
Time Deposits	566,940	452,562

Total Interest Bearing Deposits	3,129,884	2,816,680

Total Deposits	3,817,737	3,425,839
Borrowed Funds:
Securities Sold Under Agreements to Repurchase	189,684	222,956
Other Borrowed Funds	273,019	321,891

Total Borrowed Funds	462,703	544,847
Other Liabilities	60,925	57,602
Subordinated Debentures	36,083	36,083

Total Liabilities	4,377,448	4,064,371
Total Stockholders' Equity	254,756	227,121

Total Liabilities & Stockholders' Equity	$4,632,204	$4,291,492

Total Average Earning Assets—QTD	$4,441,053	$4,287,001

Total Average Earning Assets—YTD	$4,435,906	$4,105,161

Century Bancorp, Inc. and Subsidiaries

Consolidated Selected Key Financial Information (unaudited)

(in thousands, except share data)

	December 31, 2017	December 31, 2016
Performance Measures:
Earnings per average Class A share, diluted, quarter	$0.00	$1.17
Earnings per average Class A share, diluted, year	$4.01	$4.41
Return on average assets, year	0.48%	0.57%
Return on average stockholders' equity, year	8.75%	10.80%
Net interest margin (taxable equivalent), quarter	2.26%	2.04%
Net interest margin (taxable equivalent), year	2.25%	2.12%
Efficiency ratio, year-to-date—Non-GAAP (1)	57.8%	62.7%
Book value per share	$46.75	$43.11
Tangible book value per share—Non-GAAP (1)	$46.26	$42.62
Capital / assets	5.44%	5.38%
Tangible capital / tangible assets—Non-GAAP (1)	5.39%	5.32%
Common Share Data:
Average Class A shares outstanding, diluted, quarter & year	5,567,909	5,567,909
Shares outstanding Class A	3,605,829	3,600,729
Shares outstanding Class B	1,962,080	1,967,180

Total shares outstanding at period end	5,567,909	5,567,909

Asset Quality and Other Data:
Allowance for loan losses / loans	1.21%	1.27%
Nonaccrual loans	$1,684	$1,084
Nonperforming assets	$1,684	$1,084
Loans 90 days past due and still accruing	$—	$—
Accruing troubled debt restructures	$2,749	$3,526
Net (recoveries) charge-offs, year	$(59)	$(45)
Leverage ratio	6.70%	6.28%
Common equity tier 1 risk weighted capital ratio	10.56%	10.41%
Tier 1 risk weighted capital ratio	11.90%	11.70%
Total risk weighted capital ratio	12.91%	12.72%
Total risk weighted assets	$2,613,116	$2,398,796

(1) Non-GAAP Financial Measures are reconciled in the following tables:

Calculation of Efficiency ratio:
Total operating expenses (numerator)	$67,119	$64,757

Net interest income	$85,616	$74,082
Total other operating income	16,552	16,222
Tax equivalent adjustment	13,979	12,917

Total income (denominator)	$116,147	$103,221

Efficiency ratio, year—Non-GAAP	57.8%	62.7%

Calculation of tangible book value per share:
Total stockholders' equity	$260,297	$240,041
Less: goodwill	2,714	2,714

Tangible stockholders' equity (numerator)	$257,583	$237,327

Total shares outstanding at period end (denominator)	5,567,909	5,567,909
Tangible book value per share—Non-GAAP	$46.26	$42.62

Book value per share—GAAP	$46.75	$43.11

Calculation of tangible capital / tangible assets:
Total stockholders' equity	$260,297	$240,041
Less: goodwill	2,714	2,714

Tangible stockholders' equity (numerator)	$257,583	$237,327

Total assets	$4,785,572	$4,462,608
Less: goodwill	2,714	2,714

Tangible assets (denominator)	$4,782,858	$4,459,894

Tangible capital / tangible assets—Non-GAAP	5.39%	5.32%

Capital / assets—GAAP	5.44%	5.38%

Calculation of core earnings:
Net income	$22,301	$24,534
Add: deferred tax remeasurement charge	8,448	—

Core earnings	$30,749	$24,534